 PRESS RELEASE

FINJAN PROVIDES LITIGATION UPDATE – MARKMAN ORDER ENTERED IN BLUE COAT CASE

MARKMAN RULING COINCIDES WITH FINJAN’S INFRINGEMENT CASE

NEW YORK, October 21, 2014 – Finjan Holdings, Inc. (NASDAQ: FNJN), a technology company committed to enabling innovation through the licensing of its intellectual property, today announced an update in the Finjan, Inc. v. Blue Coat Systems, Inc. case (5:13-cv-03999-BLF) that was filed on August 28, 2013 in the U.S. District Court for the Northern District of California.

The Markman hearing was held on August 22, 2014.  On October 20, 2014, the Honorable Beth Labson Freeman entered her Order construing disputed claim terms in U.S. Patents Nos. 6,154,844; 6,804,780; 6,965,968; 7,058,822; 7,418,731 and 7,647,633. The Markman Order is available on PACER as Docket No. 118.

“We believe the Court’s Order coincides with Finjan’s infringement theories against Blue Coat allowing us to move forward without dropping any of our asserted patents, theories, or any of the accused products, thereby reinforcing our damages case against Blue Coat,” commented Julie Mar-Spinola, VP, Legal Operations of Finjan.  “Finjan applauds Judge Freeman’s issuance of a comprehensive Markman Order, which provides both guidance and clarity on the meaning of certain disputed claim, supporting Finjan’s infringement case,” said Mar-Spinola.

A jury trial in this matter is set for July 20, 2015.

Finjan has also filed patent infringement lawsuits against FireEye, Proofpoint, Sophos, and Symantec relating to, collectively, more than 20 patents in the Finjan portfolio. The Company will continue to provide timely updates of important events relating to these matters on an on-going basis. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Recognized internationally as a pioneer and leader in web and network security, Finjan’s decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan has successfully licensed its patents and technology to several major software and technology companies around the world.

ABOUT FINJAN HOLDINGS
Through our subsidiary, Finjan, Inc., we own a portfolio of patents, related to software that proactively detects malicious code and thereby protects end users from identity and data theft, spyware, malware, phishing, trojans and other online threats. Finjan’s mission is to invest in innovation and encourage the development of core intellectual property. Founded in 1997, Finjan developed and patented technology that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were standard in the online security industry during the 1990’s. For more information about Finjan, please visit www.finjan.com.

Follow Finjan Holdings on LinkedIn or on Twitter @FinjanHoldings.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding our expectations, intentions, beliefs, and projections about our future results, performance, prospects, and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts or by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would,” the negative of these terms and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance. Our actual results, performance, and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this press release as a result of various risks, uncertainties and other factors. Important factors that could cause our actual results to differ materially from our expectations include, without limitation, our ability to execute our business plan, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technology in the market, the development of a liquid trading market for our securities, regulatory developments, and other factors described under Item 1A, “Risk Factors,” as set forth in the Company’s Annual Report on form 10-K filed with the SEC on March 14, 2014, and any subsequent quarterly or current reports.

The Company will continue to file annual, quarterly, and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings or releases. Except as expressly required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Contact
Investor Relations | Friederike Edelmann | Finjan Holdings, Inc.
Telephone: (646) 350-4999 | Email: friederike@finjan.com

Media and Press Relations | Katie Hepler | MWW Group
Telephone: (212) 704-9727 | Email: khepler@mww.com